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                                                                Exhibit 10.18a

                             PSS World Medical, Inc.
                              4345 Southpoint Blvd.
                           Jacksonville, Florida 32216

                                October 30, 2002

Mr. Patrick C. Kelly
1091 Ponte Vedra Boulevard
Ponte Vedra Beach, Florida  32082

Dear Patrick:

This letter confirms our agreement to amend our letter agreement dated March 21, 2001 (the "Letter Agreement") in connection with your resignation as Chairman of the Board and Chief Executive Officer of PSS World Medical, Inc. (the "Company").

You have requested, and the Company has agreed, to amend the provisions of the Letter Agreement as follows:

1.  "Restrictions on Your Conduct," Section 3, and the Additional Covenants,
Section 4, originally to terminate on January 1, 2003, are hereby extended and those provisions will continue in full force and effect until January 1, 2006.

2. The Company shall pay to you during the extension the sum of Sixteen Thousand Six Hundred Sixty-Six Dollars and 00/100 ($16,666.00) each month commencing January 1, 2003 until and including December 2004.

3. If you have complied with all the provisions of the Letter Agreement as amended by this agreement through December 31, 2005, then the Company will forgive interest on the Amended and Restated Promissory Note due September 16, 2007 in the principal amount of Two Million Seven Hundred Thirty-Six Thousand and 00/100 ($2,736,000.00) that has accrued from December 31, 1997 through April 30, 2003 (a total of Five Hundred Sixty Thousand Dollars and 00/100 ($560,000.00) of accrued interest).

4. The Nine Hundred Ninety-Seven Thousand One Hundred Twenty-Two Dollars and 00/100 ($997,122.00) loan from the Company to you evidenced by the "Secured Recourse Promissory Note and Pledge Agreement" shall become immediately payable in full together with all accrued interest in the event the value of the shares of the common stock of the Company reach twelve dollars ($12.00) or more for a period of ten (10) consecutive days as reported on the NASDAQ in the Wall Street Journal.

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Mr. Patrick C. Kelly
October 30, 2002
Page 2

5. The provisions of the severance benefits in Section 2(d) extending eligibility for you and your family in the Welfare Benefit Plan of the Company will be extended through December 31, 2004, provided that you are not in default under the Letter Agreement as amended by this letter.

6. Except as specifically provided in this letter amending the Letter Agreement, all terms and conditions of the Letter Agreement remain in full force and effect.

                                        Very truly yours,

                                        PSS WORLD MEDICAL, INC.


                                        By:        /s/  David A. Smith
                                           ------------------------------------
                                                       David A. Smith
                                                         President

Acknowledged as being the true agreement of the parties this 30th day of October 2002.


                                        By:       /s/  Patrick C. Kelly
                                           ------------------------------------
                                                     Patrick C. Kelly